UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 1, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regularly scheduled meeting of the Board of Directors of GSI Group Inc. (the “Company”) on April 1, 2010, Glenn E. Davis was appointed as the principal financial officer and principal accounting officer of the Company, effective immediately, for purposes of the Company’s filing of its Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008 and Annual Report on Form 10-K for the year ended December 31, 2008. Mr. Davis, age 55, joined the Company as a consultant in January 2009, and since that time has served as an Interim Finance Executive for the Company, primarily responsible for coordinating the Company’s accounting and financial functions, and has been involved in the preparation of the aforementioned periodic reports of the Company. Prior to that time, Mr. Davis held senior level financial positions, including Chief Financial Officer and Controller, with various public and private companies, including: North American Midway Entertainment LLC, a provider of midway services in the United States and Canada; Mooney Airplane Company, a publicly-held airplane manufacturer; MultiLayer Coating Technologies, LLC, Polaroid Corporation’s former instant film coating operations; CML Group, Inc., a publicly-held consumer products company; and SmartBargains, Inc., a retailer of off-priced merchandise. Mr. Davis holds a BA in Economics from DePauw University and an MBA from the Tuck School of Business at Dartmouth College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/S/ SERGIO EDELSTEIN
Sergio Edelstein President and Chief Executive Officer

Date: April 7, 2010